Exhibit 99.1

**FOR IMMEDIATE RELEASE**	For more information, contact:
Victor Karpiak: (425) 255-4400

FIRST FINANCIAL NORTHWEST, INC.
ANNOUNCES APPOINTMENT OF A NEW DIRECTOR

Renton, Washington – January 12, 2012 - First Financial Northwest, Inc. (the “Company”) (NASDAQ: FFNW), the holding company for First Savings Bank Northwest (“Bank”), announced today that Mr. Spencer L. Schneider had been appointed to the Board of Directors of the Company and the Bank.

Victor Karpiak, Chairman, President and CEO, stated “We pleased to welcome Spencer to our Board and believe his expertise will be of great benefit to our Company.”

The Company’s Nominating and Corporate Governance Committee proposed and the Board of Directors ratified and approved the appointment of Mr. Schneider to the Board of Directors, which appointment was approved by the Company’s primary federal regulator, the Board of Governors of the Federal Reserve System.  Similarly, the appointment of Mr. Schneider to the Bank’s Board of Directors was approved by the Bank’s primary federal regulator, the Federal Deposit Insurance Corporation and the Washington Department of Financial Institutions.  The appointment of Mr. Schneider to the Company’s Board of Directors is effective January 11, 2012.

Mr. Schneider is a self-employed attorney and has a practice with an emphasis on corporate litigation, including real estate, debtor-creditor rights, corporate governance, financial regulatory, and shareholder rights.  Mr. Schneider has practiced law in New York since 1985.  He is a member of the bar of New York State, U.S. Court of Appeals for the Second Circuit and Third Circuit, the Southern, Northern and Eastern Districts of New York (and U.S. Bankruptcy Courts for such Districts), and the Northern District of California.  He is currently Chairman of the Board of Kingsway Financial Services, Inc.  For additional information regarding Mr. Schneider’s appointment to the Company’s Board of Directors, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 12, 2012.

First Financial Northwest, Inc. is a Washington corporation headquartered in Renton, Washington. It is the parent company of First Savings Bank Northwest; a Washington chartered stock savings bank that was originally organized in 1923. The Company serves the Puget Sound Region of Washington that includes King, Snohomish and Pierce counties, through its full-service banking office. The Company is part of the America’s Community Bankers NASDAQ Index. For additional information about the Company and the Bank, please visit our website at www.fsbnw.com and click on the “Investor Relations” section.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for construction/land development,  residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.